As filed with the Securities and Exchange Commission PRIVATE on
                   File No._________________


                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549

                               FORM S-8
                      Registration Statement
                               Under the
                      Securities Act of 1933

                  COMPUTER TRANSCEIVER SYSTEMS, INC.
	(Exact Name of Registrant as Specified in its Charter)

State of New Jersey                                    22-1842747
(State or Other Jurisdiction			(IRS Employer ID No.)
of Incorporation or Organization)

	23 Carol Street, Clifton, New Jersey 07014-0996
	(Address of Principal Executive Offices) (Zip Code)

                    Agreement with the Law Offices of
                      Jeffrey D. Marks, Esq., P.C.

Thomas J. Tully, 23 Carol Street, Clifton, New Jersey 07014-0996
                            (973) 777-3500

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: _X_

                     CALCULATION OF REGISTRATION FEE
______________________________________________________________________
                                          Proposed         Proposed
Title of                                  Maximum          Maximum
Securities       Amount    Offering       Aggregate        Amount of
to be            to be      Price         Offering       Registration
Registered     Registered  Per Share       Price              Fee
----------------------------------------------------------------------
Common Stock    85,000    $ .02 (1)      $1,700.00          $100.00
______________________________________________________________________
(1) Calculated pursuant to Rule 457(h).

  Page 1 of 12 pages contained in the sequential numbering system.
          The Exhibit Index may be found on Page  7  of the
                      sequential numbering system.

ITEM 3.	Incorporation of Certain Documents by Reference.

The following documents are incorporated by reference into the registration statement:

The Company's Annual Report on Form 10-K for the year ended July
31, 1997, and all other reports filed pursuant to section 13(a) or 15(d) since the end of the year covered by above annual report.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

The description of the Company's common stock which is contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.	Description of Securities.

Securities are registered under Section 12 of the Exchange Act.

ITEM	5.	Interest of Named Experts and Counsel.

The validity of the issuance of the securities registered pursuant to this Registration Statement is being passed upon for the Company by the Law Offices of Jeffrey D. Marks, Esq., P.C., 415
Clifton Avenue, Clifton, New Jersey, 07015.

ITEM 6.	Indemnification of Directors and Officers.

The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by New York law.

ITEM 7.	Exemption from Registration Claimed.

Does not apply.

ITEM 8.	Exhibits.

5.1		Opinion of the Law Offices of Jeffrey D. Marks, Esq.,
                P.C., regarding the legality of the securities being offered hereby.

24.1		Consent of Arthur Andersen, L.L.P.

24.2		Consent of the Law Offices of Jeffrey D. Marks, Esq.,
                P.C. (contained in Exhibit 5.1)

ITEM 9. 	Undertakings.

The undersigned hereby undertakes:
 	(1)(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

			(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

			(ii)	To reflect in the prospectus any facts or
events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

			(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

	Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

	(b)	That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

	(2)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the Plan.

	(3)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

	(4)	The undersigned registrant hereby undertakes to deliver
or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

	(5)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Clifton, State of New Jersey, on the 6th day of February, 1998.

                                COMPUTER TRANSCEIVER SYSTEMS, INC.

                                BY: s/Thomas J. Tully
                                THOMAS J. TULLY, PRESIDENT



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature				Title					Date


_________________		Chairman of the Board  _________________
James Q. Maloy			and Director



s/Ronald C. Byer                Secretary, Treasurer    February 6, 1998
Ronald C. Byer



s/Thomas J. Tully               President and           February 6, 1998
Thomas J. Tully                 Director




s/ Allen G. Jacobson            Director                February 6, 1998
Allen G. Jacobson

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                         ________________________


                                EXHIBITS

                                   TO

                                FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                         _______________________



                    COMPUTER TRANSCEIVER SYSTEMS, INC.

                             EXHIBIT INDEX


Exhibit                                                          Sequentially
Number                                                           Numbered Page


5.1		Opinion of the Law Offices of Jeffrey
		D. Marks, Esq., P.C., regarding the
		legality of the securities being
                offered hereby.                                       9

24.1            Consent of Arthur Andersen, L.L.P.                   12

24.2		Consent of the Law Offices of Jeffrey
		D. Marks, Esq., P.C., (contained in
		Exhibit 5.1)